Exhibit 99.1
For Immediate Release
Mediacom Communications Reports Results
for Third Quarter 2010
Middletown, NY — November 8, 2010 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three and nine months ended September 30, 2010. Mediacom Communications will hold a teleconference today at 10:30 a.m. Eastern Time to discuss its financial results. A live broadcast of the teleconference can be accessed through our web site at www.mediacomcc.com.
Third Quarter 2010 Financial Highlights *
•	Revenues were $374.4 million, a 3.0% increase from the prior year period
•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) was $132.2 million, a 0.7% increase from the prior year period[1]
•	Operating income was $70.3 million, a 0.9% decline from the prior year period
•	Revenue generating units (“RGUs”) grew 19,000 for the quarter and 104,000 year-over-year, representing a 3.5% annual gain
•	Free Cash Flow was $21.5 million, or $0.32 per basic share, compared to $20.4 million, or $0.30 per basic share, for the prior year period[1]
Third Quarter 2010 Financial Results
Revenues rose 3.0% from the prior year period, largely due to continued growth in high-speed data and, to a lesser extent, advertising and phone revenues, offset in part by lower video revenues. Average total monthly revenue per basic subscriber rose 8.4% to $103.17.
•	Video revenues declined 1.1%, primarily due to a lower number of basic subscribers, mostly offset by video rate increases and higher revenues from our digital video, digital video recorder and high-definition television services. We lost 13,000 basic subscribers, compared to a loss of 19,000 in the prior year period.
We added 12,000 digital customers to end the quarter with 717,000, a 59.6% penetration of basic subscribers. Year-over-year, we gained 52,000 digital customers, a 7.8% growth rate.
•	High-speed data revenues rose 9.7%, mainly due to a year-over-year gain of 62,000 high-speed data customers, or 8.1%. We gained 13,000 high-speed data customers to end the quarter with 827,000, a 29.4% penetration of estimated homes passed.
•	Phone revenues grew 7.5%, largely due to a year-over-year increase of 50,000 phone customers, or 18.2%, offset in part by higher levels of discounted pricing. We gained 7,000 phone customers to end the quarter with 324,000, a 12.2% penetration of estimated marketable phone homes.
•	Advertising revenues rose 18.8%, primarily due to increased national and local sales, with significant contributions from the political and automotive categories.

*	See Notes on Page 3 regarding Adjusted OIBDA and Free Cash Flow.

Total operating costs, which exclude non-cash, share-based compensation, rose 4.3% from the prior year period, principally due to greater programming expenses and, to a much lesser extent, higher phone service, field operating, marketing and employee operating costs, offset in part by lower high-speed data delivery expenses.
Adjusted OIBDA grew 0.7% from the prior year period, while the Adjusted OIBDA margin declined to 35.3% from 36.1%. Operating income remained relatively unchanged, decreasing by 0.9% from the prior year period.
Net loss was $4.0 million, or a loss of $0.06 per basic share, compared to a net loss of $10.0 million, or $0.15 per basic share, in the prior year period. The net loss in the current period reflected $51.4 million of interest expense, net, a $22.9 million loss on derivatives and a $2.7 million benefit from income taxes. The net loss in the prior year period reflected $53.0 million of interest expense, net, a $5.2 million loss on derivatives, a $14.5 million provision for income taxes and a $5.9 million loss on early extinguishment of debt.
Capital expenditures were $58.3 million for the three months ended September 30, 2010, compared to $58.0 million during the prior year period. Our capital spending largely reflected greater investments in scalable infrastructure, primarily for our internal phone platform, and increased purchases of customer premise equipment, mostly offset by reduced outlays for network improvements and the enterprise networks business. Capital expenditures for the three months ended September 30, 2010 represented 15.6% of total revenues, compared to 16.0% for the prior year period.
Free Cash Flow and Financial Position *
Free Cash Flow increased 5.2% to $21.5 million, or to $0.32 per basic share, for the three months ended September 30, 2010, primarily due to the year-over-year improvement in Adjusted OIBDA. For the nine months ended September 30, 2010, Free Cash Flow decreased 15.7% to $66.3 million, or to $0.97 per basic share, largely as a result of a $13.2 million increase in capital spending and the use of cash in certain working capital accounts, partly offset by a $6.9 million gain in Adjusted OIBDA.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in thousands, except per share data)	2010	2009	Change	2010	2009	Change
Cash provided by operating activities	$79,805	$78,408	1.8%	$246,610	$245,754	0.3%
Capital expenditures	(58,312)	(57,980)	0.6	(180,312)	(167,153)	7.9

Free Cash Flow	$21,493	$20,428	5.2%	$66,298	$78,601	(15.7)%

Free Cash Flow per basic share	$0.32	$0.30	6.7%	$0.97	$1.09	(11.0)%
Total Net Debt Outstanding2 was $3.248 billion as of September 30, 2010, a $36.5 million decline from December 31, 2009. As of the same date, Net Debt Leverage2 was 6.1 times, as compared to 6.3 times for the prior year period, and we had $731.0 million of unused lines, all of which could be borrowed and used for general corporate purposes, based on the terms and conditions of our debt arrangements.

*	See Notes on Page 3 regarding Total Net Debt Outstanding and Net Debt Leverage

Recent Developments
New Financings
On April 23, 2010, we completed $850.0 million of new term loans with a final maturity of October 23, 2017. On the same date, we extended the termination date to December 31, 2014, on $225.2 million of our revolving credit commitments, and reduced the commitments thereunder from $830.3 million to $734.5 million. The net proceeds of the new term loans were largely used to repay certain existing term loans and the full balance of outstanding loans under our revolving credit facilities, and to pay related fees and expenses.
Notes:
(1)	Adjusted OIBDA excludes non-cash, share-based compensation charges. See Table 6 for a reconciliation of Adjusted OIBDA to operating income, which is the most directly comparable GAAP measure. Free Cash Flow is defined as cash flows provided by operating activities less capital expenditures. For a reconciliation of Free Cash Flow to cash flows provided by operating activities, see the table on page 2. For more information on our use of Non-GAAP financial measures, see Table 8.
(2)	Total Net Debt Outstanding represents total debt less cash and cash equivalents and restricted cash and cash equivalents. Net Debt Leverage represents the ratio of Total Net Debt Outstanding to Adjusted OIBDA (annualized for the most recently completed quarter).
About Mediacom:
Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of broadband products and services, including traditional and advanced video services such as digital television, video-on-demand, digital video recorders, high-definition television, as well as high-speed Internet access and phone service. For more information about Mediacom Communications, please visit www.mediacomcc.com.

Tables:	Contact:
(1) Consolidated Statements of Operations—three month periods	Investor Relations
(2) Consolidated Statements of Operations—nine month periods	Calvin Craib
(3) Condensed Consolidated Balance Sheets	Senior Vice President,
(4) Consolidated Statements of Cash Flows	Corporate Finance
(5) Capital Expenditure Data	(845) 695-2675
(6) Reconciliation Data — Historical
(7) Summary Operating Statistics	Media Relations
(8) Use of Non-GAAP Financial Measures	Thomas Larsen
Group Vice President,
Legal and Public Affairs
(845) 695-2754

Cautionary Statement Regarding Forward-Looking Statements:
You should carefully review the information contained in this Press Release and in other reports or documents that we file from time to time with the SEC.
In this Press Release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those and other comparable words. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to:
•	increased levels of competition from existing and new competitors;
•	lower demand for our video, high-speed data and phone services;
•	our ability to successfully introduce new products and services to meet customer demands and preferences;
•	changes in laws, regulatory requirements or technology that may cause us to incur additional costs and expenses;
•	greater than anticipated increases in programming costs and delivery expenses related to our products and services;
•	changes in assumptions underlying our critical accounting policies;
•	the ability to secure hardware, software and operational support for the delivery of products and services to our customers;
•	disruptions or failures of network and information systems upon which our business relies;
•	our reliance on certain intellectual property;
•	our ability to generate sufficient cash flow to meet our debt service obligations;
•	our ability to refinance future debt maturities or provide future funding for general corporate purposes and potential strategic transactions, on similar terms as we currently experience; and
•	other risks and uncertainties discussed in this Press Release, our Annual Report on Form 10-K for the year ended December 31, 2009 and other reports or documents that we file from time to time with the SEC.
Statements included in this Press Release are based upon information known to us as of the date that this Press Release is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this Press Release, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.

TABLE 1
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,		Percent
	2010	2009	Change
Video	$228,865	$231,407	(1.1)%
High-speed data	97,954	89,252	9.7
Phone	30,797	28,641	7.5
Advertising	16,736	14,083	18.8

Total revenues	$374,352	$363,383	3.0%

Service costs	$164,246	$156,425	5.0%
SG&A expenses	70,852	68,708	3.1
Corporate expenses	7,077	6,968	1.6

Total operating costs	$242,175	$232,101	4.3%

Adjusted OIBDA	$132,177	$131,282	0.7%

Non-cash, share-based compensation charges	(1,898)	(1,805)	5.2
Depreciation and amortization	(59,968)	(58,528)	2.5

Operating income	$70,311	$70,949	(0.9)%

Interest expense, net	$(51,413)	$(53,020)	(3.0)%
Loss on derivatives, net	(22,885)	(5,236)	NM
Loss on early extinguishment of debt	—	(5,899)	NM
Other expense, net	(2,736)	(2,289)	19.5

(Loss) income before income taxes	$(6,723)	$4,505	NM
Benefit from (provision for) income taxes	2,719	(14,505)	NM

Net loss	$(4,004)	$(10,000)	(60.0)%

Basic weighted average shares outstanding	68,152	67,458
Basic loss per share	$(0.06)	$(0.15)

Diluted weighted average shares outstanding	68,152	67,458
Diluted loss per share	$(0.06)	$(0.15)

Adjusted OIBDA margin (a)	35.3%	36.1%
Operating income margin (b)	18.8%	19.5%

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 2
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,		Percent
	2010	2009	Change
Video	$689,995	$699,398	(1.3)%
High-speed data	290,599	264,339	9.9
Phone	91,864	83,260	10.3
Advertising	47,581	41,319	15.2

Total revenues	$1,120,039	$1,088,316	2.9%

Service costs	$483,467	$463,023	4.4%
SG&A expenses	205,503	201,295	2.1
Corporate expenses	20,936	20,797	0.7

Total operating costs	$709,906	$685,115	3.6%

Adjusted OIBDA	$410,133	$403,201	1.7%

Non-cash, share-based compensation charges	(5,669)	(5,384)	5.3%
Depreciation and amortization	(179,870)	(175,236)	2.6

Operating income	$224,594	$222,581	0.9%

Interest expense, net	$(152,923)	$(153,272)	0.2%
(Loss) gain on derivatives, net	(63,645)	19,044	NM
Gain on sale of cable systems, net	—	13,781	NM
Loss on early extinguishment of debt	(1,234)	(5,899)	NM
Other expense, net	(5,236)	(7,115)	(26.4)

Income before income taxes	$1,556	$89,120	NM
Provision for income taxes	(882)	(42,352)	NM

Net income	$674	$46,768	NM

Basic weighted average shares outstanding	68,004	71,830
Basic earnings per share	$0.01	$0.65

Diluted weighted average shares outstanding	71,917	75,074
Diluted earnings per share	$0.01	$0.62

Adjusted OIBDA margin (a)	36.6%	37.0%
Operating income margin (b)	20.1%	20.5%

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 3
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$127,927	$80,916
Restricted cash and cash equivalents	15,001	—
Subscriber accounts receivable, net	85,630	86,337
Prepaid expenses and other assets	26,221	17,030
Deferred tax assets	24,098	22,616

Total current assets	$278,877	$206,899

Property, plant and equipment, net	1,480,598	1,478,489
Intangible assets, net	2,017,296	2,019,178
Other assets, net	54,904	50,468
Deferred tax assets — non-current	220,331	222,695

Total assets	$4,052,006	$3,977,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$252,830	$268,575
Deferred revenue	56,880	56,996
Current portion of long-term debt	26,000	95,000

Total current liabilities	$335,710	$420,571

Long-term debt, less current portion	3,364,500	3,270,000
Other non-current liabilities	81,059	22,130

Total liabilities	3,781,269	3,712,701

Total stockholders’ equity	270,737	265,028

Total liabilities and stockholders’ equity	$4,052,006	$3,977,729

TABLE 4
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$674	$46,768
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	179,870	175,236
Loss (gain) on derivatives, net	63,645	(19,044)
Loss on early extinguishment of debt	1,234	3,707
Gain on sale of cable systems, net	—	(12,147)
Amortization of deferred financing costs	5,000	3,887
Share-based compensation	5,669	5,384
Deferred income taxes	882	42,352
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	707	(5,326)
Prepaid expenses and other assets	(7,891)	(3,855)
Accounts payable and accrued expenses	(2,620)	5,998
Deferred revenue	(116)	3,237
Other non-current liabilities	(444)	(443)

Net cash flows provided by operating activities	$246,610	$245,754

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	$(180,312)	$(167,153)
Investment in restricted cash and cash equivalents	(15,001)	—

Net cash flows used in investing activities	$(195,313)	$(167,153)

CASH FLOWS USED IN FINANCING ACTIVITIES:
New borrowings	$1,323,750	$1,360,250
Repayment of debt	(1,298,250)	(1,026,250)
Issuance of senior notes	—	350,000
Redemption of senior notes	—	(625,000)
Net settlement of restricted stock units	(1,241)	(1,518)
Repurchases of Class A common stock for cash	—	(110,000)
Proceeds from issuance of common stock in employee stock purchase plan	581	548
Financing costs	(16,546)	(23,896)
Other financing activities — book overdrafts	(12,580)	696

Net cash flows used in financing activities	$(4,286)	$(75,170)

Net change in cash and cash equivalents	47,011	3,431
CASH AND CASH EQUIVALENTS, beginning of period	80,916	67,111

CASH AND CASH EQUIVALENTS, end of period	$127,927	$70,542

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$156,953	$167,040

NON-CASH TRANSACTION — FINANCING:
Assets held for sale exchanged for Class A common stock	$—	$29,284

TABLE 5
Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Customer premise activity	$77,569	$82,193
Commercial	6,262	8,432
Scalable infrastructure	68,166	38,081
Line extensions	5,694	4,965
Upgrade/Rebuild	14,216	22,540
Support capital	8,405	10,942

Total	$180,312	$167,153

TABLE 6
Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009
Adjusted OIBDA	$132,177	$131,282
Non-cash, share-based compensation charges	(1,898)	(1,805)
Depreciation and amortization	(59,968)	(58,528)

Operating income	$70,311	$70,949

	Nine Months Ended
	September 30,
	2010	2009
Adjusted OIBDA	$410,133	$403,201
Non-cash, share-based compensation charges	(5,669)	(5,384)
Depreciation and amortization	(179,870)	(175,236)

Operating income	$224,594	$222,581

TABLE 7
Summary Operating Statistics
(Unaudited)

	September 30,	June 30,	September 30,
	2010	2010	2009
Estimated homes passed	2,809,000	2,804,000	2,790,000

Total revenue generating units (RGUs)(a)	3,071,000	3,052,000	2,967,000
Quarterly RGU additions	19,000	15,000	6,000

Customer relationships(b)	1,329,000	1,343,000	1,374,000

Video
Basic subscribers	1,203,000	1,216,000	1,263,000
Quarterly basic subscriber losses	(13,000)	(18,000)	(19,000)
Digital customers	717,000	705,000	665,000
Quarterly digital customer additions	12,000	6,000	7,000
Digital penetration(c)	59.6%	58.0%	52.7%

High-speed data
High-speed data customers	827,000	814,000	765,000
Quarterly high-speed data customer additions	13,000	10,000	11,000
High-speed data penetration(d)	29.4%	29.0%	27.4%

Phone
Estimated marketable phone homes(e)	2,654,000	2,649,000	2,635,000
Phone customers	324,000	317,000	274,000
Quarterly phone customer additions	7,000	17,000	7,000
Phone penetration(f)	12.2%	12.0%	10.4%

Average total monthly revenue per basic subscriber(g)	$103.17	$102.59	$95.19

(a)	Represents the total of basic subscribers, digital customers, data customers and phone customers at the end of each period.

(b)	Represents the total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(c)	Represents digital customers as a percentage of basic subscribers.

(d)	Represents data customers as a percentage of estimated homes passed.

(e)	Represents the estimated number of homes currently marketed for phone service.

(f)	Represents phone customers as a percentage of estimated marketable phone homes.

(g)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.

TABLE 8
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and Free Cash Flow as cash flows provided by operating activities less capital expenditures. Adjusted OIBDA and Free Cash Flow have inherent limitations as discussed below.
Adjusted OIBDA is one of the primary measures used by management to evaluate our performance and to forecast future results. We believe Adjusted OIBDA is useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze value and compare the companies in the cable industry. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA also has the limitation of not reflecting the effect of our non-cash, share-based compensation charges. We believe that excluding share-based compensation allows investors to better understand our performance without the effects of these obligations that are not expected to be settled in cash. Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, as well as different share-based compensation programs.
Free Cash Flow is used by management to evaluate our ability to repay debt and return capital to stockholders and to facilitate the growth of our business with internally generated funds. A limitation of Free Cash Flow, however, is that it may be affected by the timing of our capital spending. We believe Free Cash Flow is useful for investors for the same reasons and provides measures that can be used to analyze value and compare companies in the cable television industry, although our measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to operating income or net income (loss) as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow.
For historical reconciliations of these measures to their most directly comparable GAAP financial measures, please visit the Investor Relations site, under “Financial Highlights — GAAP Reconciliation,” at mediacomcc.com.